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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934



                              September 27, 2000
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               Date of Report (Date of Earliest Event Reported)



                    TRANSCONTINENTAL REALTY INVESTORS, INC.
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            (Exact Name of Registrant as Specified in its Charter)



         Nevada                      0-13291                     94-6565852
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(State of Incorporation)           (Commission                 (IRS Employer
                                    File No.)               Identification No.)



    1800 Valley View Lane, Suite 300       Dallas, TX                   75234
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(Address of Principal Executive Offices)                              (Zip Code)




Registrant's Telephone Number, Including Area Code: (469) 522-4200
                                                   ---------------



        10670 North Central Expressway, Suite 300, Dallas, Texas 75231
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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------


On September 27, 2000, Transcontinental Realty Investors, Inc. ("TCI") purchased the Countryside Commercial and Professional Center ("Countryside"), four buildings with a total of 265,718 sq.ft. in Sterling, Virginia, for $44.9 million, approximately 6.3% of TCI's assets at December 31, 1999. The sellers of the property were Countryside Commercial and Professional Center, L.P., Harmon Building Associates, L.P., American Property Services, Inc., Marilyn Deluca and Robert Deluca.

In addition to the Countryside purchase discussed above, TCI has purchased five apartments, two in Lawrence, Kansas, in the first quarter and one in Midland, Texas, one in Amarillo, Texas and one in Bakersfield, California. TCI has also purchased two office buildings in the second quarter, one in Los Angeles, California and one in Tampa, Florida. TCI has also purchased four parcels of land in the first quarter, two in Collin County, Texas, one in Austin, Texas and one in Farmers Branch, Texas, and one in the second quarter in Austin, Texas. These properties were purchased for a total of $43.3 million and represent approximately 6.1% of TCI's assets at December 31, 1999. TCI paid a total of $18.8 million in cash and financed the remainder of the purchase prices. The mortgages secured by the properties bear interest at variable rates ranging from 7.44% to 14.0% per annum and mature in December 2000 to August 2009.

In 2000, TCI has also sold four apartments, two in the first quarter and two in the second quarter and an hotel in the second quarter. In connection with these sales, TCI received net cash totaling $8.6 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

The sellers have informed TCI that audited financial statements and supporting data relating to their respective property's operations are not available. It is, therefore, impracticable to provide the required audited statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than November 27, 2000.

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                                   SIGNATURE
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   TRANSCONTINENTAL REALTY
                                   INVESTORS, INC.



Date:    October 12, 2000          By:      /s/ Mark W. Branigan
     ------------------------         -----------------------------------
                                      Mark W. Branigan
                                      Executive Vice President and
                                      Chief Financial Officer
                                      (Principal Financial Officer)

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